SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: AUGUST 1, 2005
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                    1-16725                     42-1520346
(State or other jurisdiction  (Commission file number)        (I.R.S. Employer
     of incorporation)                                   Identification Number)

                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                               ------------------

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 1, 2005, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended June 30, 2005. The text of the announcement is included herewith as Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99    Second Quarter 2005 Earnings Release



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.


                                    By:     /s/ Michael H. Gersie
                                            -----------------------------------
                                    Name:    Michael H. Gersie
                                    Title:   Executive Vice President and Chief
                                             Financial Officer

Date:    August 2, 2005

RELEASE: On receipt
CONTACT:                    Jeff Rader, 515-247-7883, rader.jeff@principal.com
INVESTOR RELATIONS CONTACT: Tom Graf, 515-235-9500,
                            investor-relations@principal.com

       PRINCIPAL FINANCIAL GROUP, INC. REPORTS SECOND QUARTER 2005 RESULTS

Des Moines, IA (August 1, 2005) - Principal Financial Group, Inc. (NYSE: PFG) today announced net income for the three months ended June 30, 2005, of $238.9 million, or $0.82 per diluted share compared to net income of $119.7 million, or $0.37 per diluted share for the three months ended June 30, 2004. The company reported record operating earnings of $221.0 million for second quarter 2005, compared to $173.4 million for second quarter 2004. Operating earnings per diluted share for second quarter 2005 were a record $0.76 compared to $0.54 for the same period in 2004. Operating revenues for second quarter 2005 were $2,190.8 million compared to $2,047.9 million for the same period last year.(1)

Highlights for the second quarter 2005 include:

o Record assets under management (AUM) of $187.8 billion, up 23 percent from a year ago, including $33.7 billion, or 26 percent growth for U.S. Asset Management and Accumulation.
o Record operating earnings of $221.0 million, up 27 percent from a year ago, including a record $76.3 million of earnings for the Life and Health Insurance segment and a record $19.1 million of earnings for International Asset Management and Accumulation.(2)
o Continued strong sales of the company's key retirement and investment products, including $833 million for mutual funds, $604 million for individual annuities, and $1.2 billion for organic pension full service accumulation.

"The Principal's record second quarter results, including 41 percent growth in operating earnings per diluted share, reflect continued strong performance across the organization, and effective capital management," said J. Barry Griswell, chairman and chief executive officer. "Our consistent focus - on innovative retirement and employee benefit solutions, investment performance and choice, and exceptional service and convenience - is strengthening performance across our businesses. Through mid-year, we've achieved double-digit earnings growth in each of our operating segments, driving 20 percent improvement in total company earnings compared to the first six months of 2004."

"Reflecting the competitive strength of our retirement and investment offerings, total company assets under management are up $36 billion from a year ago," said Griswell. "Principal Global Investors' third party institutional assets are up $18 billion, or 65 percent, Pension account values have increased $13 billion, or 16 percent, and Principal International's AUM is up $3.5 billion, or 42 percent."

"Our outstanding growth in assets under management has in turn driven improved operating results over the longer-term. For the trailing twelve-month period, total earnings for our U.S. and International Asset Management and Accumulation segments have increased more than $80 million, or 16 percent, compared to the same period a year ago," said Griswell. "We're also seeing increased strength in our life and health insurance businesses. Earnings for the segment are up nearly eight percent on a trailing twelve month basis, reflecting strong sales and improving retention, particularly within our Specialty Benefits division."

Highlights for the six months ended June 30, 2005 include:

o Net income increased to $444.4 million, or $1.49 per diluted share compared to $313.3 million, or $0.98 per diluted share during the same period a year ago. The increase includes a $33.8 million after-tax gain in second quarter 2005 due to a recovery of previously impaired fixed maturity securities.
o Operating earnings increased 20 percent to $430.2 million, from $359.9 million in the year earlier period.
o Operating earnings per share increased 29 percent to $1.44 per diluted share compared to $1.12 per diluted share during the same period a year ago.
o Operating revenues increased 6 percent to $4,339.4 million from $4,091.1 million in the year earlier period.


                               SEGMENT HIGHLIGHTS

U.S. ASSET MANAGEMENT AND ACCUMULATION
Segment operating earnings for second quarter 2005 were $130.5 million, compared to $121.7 million for the same period in 2004. The improvement was largely driven by a 10 percent increase in Pension Full Service Accumulation earnings, which were $62.1 million in second quarter 2005 compared to $56.6 million in the same period a year ago. The increase in full service accumulation earnings was primarily the result of increased fees generated from higher account values. Pension Full Service Accumulation account values were $71.0 billion as of June 30, 2005 compared to $59.0 billion as of June 30, 2004, with approximately $4 billion of the increase as a result of the fourth quarter 2004 acquisition of ABN AMRO Trust Services Company.

Operating revenues for the second quarter increased 7 percent to $971.1 million compared to $906.8 million for the same period in 2004. Revenues in the Individual Annuity operations reached record levels, increasing $30.4 million from a year ago, due to higher payout annuity premiums and higher investment income from a larger asset base. Pension revenues increased $21.5 million, with higher revenues from Pension Investment Only and Pension Full Service Accumulation operations more than offsetting lower sales of single premium group annuities. The single premium product, which is typically used to fund defined benefit plan terminations, can generate large premiums from very few customers. Because demand for the product is highly sensitive to interest rates, the volume of product sales tends to vary from period to period. Excluding this product, revenues for the segment increased 10 percent.

Segment assets under management continued to increase, reaching a record $161.3 billion as of June 30, 2005, up 8 percent from $149.6 billion as of March 31, 2005, and up 26 percent from $127.6 billion as of June 30, 2004.

INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION
Segment operating earnings for second quarter 2005 were a record $19.1 million, compared to $9.3 million for second quarter 2004. $3.1 million of the increase relates to higher fee revenues, due to continued strong growth in assets under management. Three other primary contributors to increased earnings were: higher inflation-linked investment yields in Chile; foreign currency strengthening; and a tax benefit related to the second quarter repatriation of funds to the U.S. parent under the American Jobs Creation Act.

Operating revenues were $158.2 million for second quarter 2005, compared to $122.3 million for the same period last year. The increase primarily reflects increased premium collections from payout annuities and higher inflation-linked investment yields in Chile.

Assets under management for the segment were $11.8 billion as of June 30, 2005, compared to $10.6 billion as of March 31, 2005, and compared to $8.3 billion as of June 30, 2004.

LIFE AND HEALTH INSURANCE
Segment operating earnings for second quarter 2005 were a record $76.3 million, compared to $56.9 million for the same period in 2004. The increase from a year ago reflects: a $6.6 million benefit, primarily from methodology improvements related to reinsurance values in the Individual Life division; strong growth and favorable, but unsustainable loss ratios in the Specialty Benefits division; and a return to more normal loss ratios in the Health division.

Operating revenues increased to a record $1,089.5 million for the quarter, compared to $1,030.7 million for the same period in 2004. Specialty Benefits division revenues increased $36.0 million, driven by strong sales and steady retention in all of the specialty benefits product lines. Health revenues increased $24.0 million, primarily due to higher premium per member and a 1.9 percent increase in group medical covered members. Individual Life revenues decreased by $1.2 million, reflecting the company's continued shift in marketing emphasis from traditional premium-based products to fee-based universal life and variable universal life products. Unlike traditional premium-based products, universal life and variable universal life premium are not reported as GAAP revenue.

MORTGAGE BANKING
The operating earnings of the segment, prior to the July 1, 2004 sale of the mortgage banking operations, reflect only the corporate overhead expenses allocated to the segment. This is pursuant to Statement of Financial Accounting Standard No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS ("SFAS 144"), whereby all revenues and expenses (excluding corporate overhead allocated to the discontinued segment) are reported as discontinued operations. Based on this treatment, there was an operating loss of $5.4 million in the prior year quarter, compared to no operating earnings for the segment in second quarter 2005.

CORPORATE AND OTHER
Operating losses for second quarter 2005 were $4.9 million, compared to operating losses of $9.1 million for the same period in 2004. Because the corporate operations are varied, many items contributed to the variance. The improvement primarily reflects higher earnings on excess capital and lower interest expense on debt in second quarter 2005.

FORWARD LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. These statements are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2004, and in the company's quarterly report on Form 10-Q for the quarter ended March 31, 2005, filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation: competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; foreign currency exchange rate fluctuations; and investment portfolio risks.

OUTLOOK FOR FULL YEAR 2005
Based on an estimated $20 million in 2005 for net realized/unrealized capital losses, the company expects 2005 net income to range from $2.73 to $2.79 per diluted share. The company expects 2005 operating earnings to range from $2.80 to $2.86 per diluted share.(3)

USE OF NON-GAAP FINANCIAL MEASURES
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of our normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible that these adjusting items have occurred in the past and could recur in the future. Management also uses non-GAAP measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

SHARE REPURCHASES
In May 2005,  the company  completed the $250 million share  repurchase  program authorized by the Board in March 2005. Under this program, the company repurchased 6.5 million shares for $250.0 million, an average price of $38.29 per share. In June 2005, following the Board's share repurchase authorization of up to 15.0 million shares, the company entered into an accelerated stock repurchase agreement with a third party investment bank for approximately 13.7 million shares of Principal Financial Group, Inc. common stock with an initial payment of $542.3 million, using cash proceeds from the company's June issuance of perpetual preferred stock. The transaction is subject to a market price adjustment provision based on the volume weighted average market price over the execution period.

STOCK OPTIONS
The Principal expenses employee stock options and the employee stock purchase plan, resulting in an after-tax expense of $5.7 million and $10.5 million, respectively for the three and six months ended June 30, 2005, compared to $6.1 million and $11.4 million, respectively for the three and six months ended June 30, 2004.

EARNINGS CONFERENCE CALL
At 9:00 A.M. (CST) tomorrow, Chairman and CEO J. Barry Griswell and Executive Vice President and CFO Mike Gersie will lead a discussion during a live conference call. Interested parties may access the call live via webcast on the Principal Financial Group Investor Relations (IR) website (www.principal.com/investor) or by dialing (800) 374-1609 (U.S. callers) or
(706) 643-7701 (International callers) approximately 10 minutes prior to the start of the call. To access the call, leader name is Tom Graf. Listeners can access an audio replay of the call on the IR website, or by calling (800) 642-1687 (US callers) or (706) 645-9291 (International callers). The access code for the replay is 7110537. Replays will be available through August 9, 2005. The financial supplement is currently available on our website and will be referred to during the conference call.

ABOUT THE PRINCIPAL FINANCIAL GROUP
The Principal Financial Group(R) (The Principal (R))(4) is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $187.8 billion in assets under management(5) and serves some 15.2 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit WWW.PRINCIPAL.COM. ###


SUMMARY OF SEGMENT AND PRINCIPAL FINANCIAL GROUP, INC. RESULTS

                                                      --------------------------------------------------------------
                                                                OPERATING EARNINGS (LOSS)* IN MILLIONS
                                                      --------------------------------------------------------------
                                                          THREE MONTHS ENDED              SIX MONTHS ENDED
                                                      --------------- -------------- -------------- ----------------
                     SEGMENT                                6/30/05         6/30/04        6/30/05         6/30/04
----------------------------------------------------- --------------- -------------- -------------- ----------------
             U.S. ASSET MANAGEMENT AND ACCUMULATION        $130.5         $  121.7         $269.1          $241.2
----------------------------------------------------- --------------- -------------- -------------- ----------------
    INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION          19.1              9.3           28.6            17.9
----------------------------------------------------- --------------- -------------- -------------- ----------------
                          LIFE AND HEALTH INSURANCE          76.3             56.9          145.8           131.7
----------------------------------------------------- --------------- -------------- -------------- ----------------
                                   MORTGAGE BANKING           -               (5.4)           -             (10.3)
----------------------------------------------------- --------------- -------------- -------------- ----------------
                                CORPORATE AND OTHER          (4.9)            (9.1)         (13.3)          (20.6)
----------------------------------------------------- --------------- -------------- -------------- ----------------
                                 OPERATING EARNINGS         221.0            173.4          430.2           359.9
----------------------------------------------------- --------------- -------------- -------------- ----------------
                    NET REALIZED/UNREALIZED CAPITAL
                                LOSSES, AS ADJUSTED           3.2            (44.5)          (0.5)          (67.6)
----------------------------------------------------- --------------- -------------- -------------- ----------------
                        OTHER AFTER-TAX ADJUSTMENTS          14.7             (9.2)          14.7            21.0
----------------------------------------------------- --------------- -------------- -------------- ----------------
                                       NET INCOME *        $238.9         $  119.7         $444.4          $313.3
----------------------------------------------------- --------------- -------------- -------------- ----------------

                                                                          PER DILUTED SHARE
                                                      --------------------------------------------------------------
                                                          THREE MONTHS ENDED,             SIX MONTHS ENDED,
                                                      ------------------------------ -------------------------------
                                                           6/30/05         6/30/04        6/30/05        6/30/04
                                                      --------------- -------------- -------------- ----------------
                                 OPERATING EARNINGS        $  0.76        $    0.54        $  1.44         $  1.12
----------------------------------------------------- --------------- -------------- -------------- ----------------
                    NET REALIZED/UNREALIZED CAPITAL
                                LOSSES, AS ADJUSTED           0.01            (0.14)          -              (0.21)
----------------------------------------------------- --------------- -------------- -------------- ----------------
                        OTHER AFTER-TAX ADJUSTMENTS           0.05            (0.03)          0.05            0.07
----------------------------------------------------- --------------- -------------- -------------- ----------------
                                         NET INCOME        $  0.82        $    0.37        $  1.49         $  0.98
----------------------------------------------------- --------------- -------------- -------------- ----------------
                     WEIGHTED-AVERAGE DILUTED COMMON
                                  SHARES OUTSTANDING        291.4            319.2          298.2           320.6
----------------------------------------------------- --------------- -------------- -------------- ----------------


*OPERATING EARNINGS VERSUS U.S. GAAP (GAAP) NET INCOME
Management uses operating earnings, which excludes the effect of net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, determining employee compensation, and evaluating performance on a basis comparable to that used by securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments we believe are not indicative of overall operating trends. Other after-tax adjustments have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, we believe the presentation of segment operating earnings enhances the understanding of our results of operations by highlighting earnings attributable to the normal, ongoing operations of our businesses.


                         PRINCIPAL FINANCIAL GROUP, INC.
                              RESULTS OF OPERATIONS
                                  (IN MILLIONS)
-----------------------------------------------------------------------------------------------------------------
                                                       THREE MONTHS ENDED,              SIX MONTHS ENDED,
                                                 ---------------- --------------- --------------- ---------------
                                                       6/30/05        6/30/04         6/30/05         6/30/04
                                                 ---------------- --------------- --------------- ---------------
Premiums and other considerations                   $      948.9    $  892.6          $1,883.0        $1,813.0
Fees and other revenues                                    405.3       364.2             822.5           696.8
Net investment income                                      836.3       789.2           1,630.4         1,574.5
Net realized/unrealized capital gains (losses)              10.2       (66.3)              8.7         (108.8)
                                                 ---------------- --------------- --------------- ---------------
   TOTAL REVENUES                                        2,200.7     1,979.7           4,344.6         3,975.5
                                                 ---------------- --------------- --------------- ---------------
Benefits, claims, and settlement expenses                1,264.5     1,221.1           2,498.8         2,407.2
Dividends to policyholders                                  72.2        74.4             145.1           147.7
Operating expenses                                         580.8       521.1           1,137.7         1,050.6
                                                 ---------------- --------------- --------------- ---------------
   TOTAL EXPENSES                                        1,917.5     1,816.6           3,781.6         3,605.5
                                                 ---------------- --------------- --------------- ---------------
Income from continuing operations before
   income taxes                                            283.2       163.1             563.0           370.0
Income taxes                                                59.4        34.2             134.2            78.3
                                                 ---------------- --------------- --------------- ---------------
Income from continuing operations, net of
   related income taxes                                    223.8       128.9             428.8           291.7
Income (loss) from discontinued operations,
   net of related taxes                                     15.1        (9.2)             15.6            27.3
                                                 ---------------- --------------- --------------- ---------------
Income before cumulative effect of
   accounting change                                       238.9       119.7             444.4           319.0
Cumulative effect of accounting change, net
   of related income taxes                                   -           -                 -              (5.7)
                                                 ---------------- --------------- --------------- ---------------
   NET INCOME                                       $      238.9    $  119.7          $  444.4        $  313.3

Less:
Net realized/unrealized capital gains
   (losses), as adjusted                                     3.2       (44.5)             (0.5)          (67.6)
Other after-tax adjustments                                 14.7        (9.2)             14.7            21.0
                                                 ---------------- --------------- --------------- ---------------
   OPERATING EARNINGS                               $      221.0    $  173.4          $  430.2        $  359.9
                                                 ================ =============== =============== ===============

                        SELECTED BALANCE SHEET STATISTICS

                                                                            PERIOD ENDED
                                                     ------------------------------------------------------------
                                                           6/30/05              12/31/04            6/30/04
                                                     --------------------- -------------------- -----------------
Total assets (in billions)                                $   117.2            $   113.8           $   111.4
Total common equity (in millions)                         $ 7,310.2            $ 7,544.3           $ 7,139.1
Total common equity excluding accumulated other
   comprehensive income (in millions)                     $ 5,856.3            $ 6,231.0           $ 6,378.0
End of period common shares outstanding (in
   millions)                                                  279.4                300.6               314.9
Book value per common share                               $    26.16           $    25.10          $    22.67
Book value per common share excluding
   accumulated other comprehensive income                 $    20.96           $    20.73          $    20.25


                         PRINCIPAL FINANCIAL GROUP, INC.
           RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO U.S. GAAP
                       (IN MILLIONS, EXCEPT AS INDICATED)

                                                                 THREE MONTHS ENDED,           SIX MONTHS ENDED,
                                                             ----------------------------- ---------------------------
                                                                  6/30/05        6/30/04       6/30/05       6/30/04
                                                             -------------- -------------- ------------- -------------
DILUTED EARNINGS PER COMMON SHARE:
Operating Earnings                                                    0.76           0.54          1.44          1.12
Net realized/unrealized capital losses                                0.01          (0.14)         -            (0.21)
Other after-tax adjustments                                           0.05          (0.03)         0.05          0.07
                                                             -------------- -------------- ------------- -------------
Net income                                                            0.82           0.37          1.49          0.98
                                                             ============== ============== ============= =============

BOOK VALUE PER COMMON SHARE EXCLUDING OTHER
COMPREHENSIVE INCOME:
Book value per common share excluding other comprehensive
   income                                                            20.96          20.25         20.96         20.25
Net unrealized capital gains                                          5.46           2.94          5.46          2.94
Foreign currency translation                                         (0.24)         (0.51)        (0.24)        (0.51)
Minimum pension liability                                            (0.02)         (0.01)        (0.02)        (0.01)
                                                             -------------- -------------- ------------- -------------
Book value per common share including other comprehensive
   income                                                            26.16          22.67         26.16         22.67
                                                             ============== ============== ============= =============
OPERATING REVENUES:
USAMA                                                               971.1          906.8       1,928.4       1,800.1
IAMA                                                                158.2          122.3         291.0         235.3
Life and Health                                                   1,089.5        1,030.7       2,158.1       2,066.0
Mortgage Banking                                                      -              -             -             -
Corporate and Other                                                 (28.0)         (11.9)        (38.1)        (10.3)
                                                             -------------- -------------- ------------- -------------
Total operating revenues                                          2,190.8        2,047.9       4,339.4       4,091.1
Add:  Net realized/unrealized capital losses and related
   fee adjustments                                                   10.6         (68.2)           6.6       (114.7)
Less:  Operating revenues from discontinued real estate               0.7              -           1.4           0.9
                                                             -------------- -------------- ------------- -------------
Total GAAP revenues                                               2,200.7        1,979.7       4,344.6       3,975.5
                                                             ============== ============== ============= =============
OPERATING EARNINGS:
USAMA                                                               130.5          121.7         269.1         241.2
IAMA                                                                 19.1            9.3          28.6          17.9
Life and Health                                                      76.3           56.9         145.8         131.7
Mortgage Banking                                                      -             (5.4)          -           (10.3)
Corporate and Other                                                  (4.9)          (9.1)        (13.3)        (20.6)
                                                             -------------- -------------- ------------- -------------
Total operating earnings                                            221.0          173.4         430.2         359.9
Net realized/unrealized capital losses                                3.2          (44.5)         (0.5)        (67.6)
Other after-tax adjustments                                          14.7           (9.2)         14.7          21.0
                                                             -------------- -------------- ------------- -------------
Net income                                                          238.9          119.7         444.4         313.3
                                                             ============== ============== ============= =============
NET REALIZED/UNREALIZED CAPITAL GAINS (LOSSES):
Net realized/unrealized capital losses, as adjusted                   3.2          (44.5)         (0.5)        (67.6)
Add:
Amortization of DPAC and sale inducement costs                        4.4           (0.5)          3.9          (2.6)
Capital gains (losses) distributed                                   (0.2)          (0.8)          1.2           1.2
Tax impacts                                                           3.0          (22.5)          1.8         (45.9)
Minority interest capital gains                                       0.2            0.1           0.2           0.2
Less related fee adjustments:
Unearned front-end fee income                                         1.4            1.0           1.8          (0.1)
Certain market value adjustments to fee revenues                     (1.0)          (2.9)         (3.9)         (5.8)
                                                             -------------- -------------- ------------- -------------
GAAP net realized/unrealized capital gains (losses)                  10.2          (66.3)          8.7        (108.8)
                                                             ============== ============== ============= =============
OTHER AFTER TAX ADJUSTMENTS:
SOP 03-1 implementation                                               -              -             -            (5.7)
Discontinued operations - Mortgage Banking                            -             (9.5)          -            26.5
Discontinued operations - Argentina                                   -              0.3           -             0.2
Gain on disposal of discontinued real estate                         14.7            -            14.7           -
                                                             -------------- -------------- ------------- -------------
Total other after-tax adjustments                                    14.7           (9.2)         14.7          21.0
                                                             ============== ============== ============= =============

---------------------
(1)  Use of non-GAAP financial measures is discussed on page 4 of this release.
(2) Segment Highlights, beginning on page 2 of this release, discuss a number of items benefiting second quarter 2005 operating earnings.
(3) While the Company's policy is not to provide quarterly updates to full year earnings per share or net income per share expectations as the year progresses, the Company may revisit guidance to ensure clarity if events or changes in the environment occur during the year. Full year 2005 guidance is based on certain assumptions, including domestic equity market performance improvement of roughly 2% per quarter. Other items that we are unable to predict could significantly affect net income such as: changes to laws, regulations, or accounting standards; litigation; unrealized gains or losses from mark-to-market adjustments related to hedging activities and seed money investments; and gains or losses from discontinued operations.
(4) "The Principal Financial Group" and "The Principal" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.
(5)  As of June 30, 2005